As filed with the Securities and Exchange Commission on January 21, 2004 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

READING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	95-3885184 (IRS Employer Identification Number)

555 S. Hope Street, Suite 1825, Los Angeles, California 90071-2633
(Address of principal executive offices, including zip code)

1999 Stock Option Plan of
Reading International, Inc.
(Full title of the plan)

Andrzej J. Matyczynski
Chief Financial Officer
555 S. Hope Street, Suite 1825, Los Angeles, California 90071-2633
(Name and address of agent for service)

(213) 235-2240
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
		offering price	aggregate offering	Amount of
Title of securities to be registered	Amount to be registered(1)	per share	price	registration fee(2)

Class A Nonvoting and/or Class B Voting Common Stock, $0.01 par value	690,000 shares	$6.2200	$4,291,800	$348.00

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement covers, in addition to the shares of common stock specified above, an indeterminate number of additional shares of common stock that may become issuable under the 1999 Stock Option Plan (the “Plan”) as a result of the anti-dilution adjustment provisions of the Plan.

(2)	The proposed maximum offering price per share and maximum aggregate offering price were estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933 based upon the average of (i) the average of the high and low sales prices of the Class A Nonvoting Common Stock and (ii) the average of the high and low sale prices of the Class B Voting Common Stock, in each case, as reported on the American Stock Exchange on January 14, 2004.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 5.1
EXHIBIT 23.2

EXPLANATORY NOTE AND INCORPORATION
OF CERTAIN INFORMATION BY REFERENCE
PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

     On January 12, 2001, Reading International, Inc. (formerly known as Citadel Holding Corporation and herein the “Registrant”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 No. 333-36297 (the “Prior Registration Statement”) relating to shares of the Registrant’s Class A Nonvoting Common Stock and Class B Voting Common Stock, $0.01 par value, to be issued pursuant to the Registrant’s 1999 Stock Option Plan (the “Plan”). The Prior Registration Statement currently is effective. This Registration Statement relates to additional securities of the same classes as those to which the Prior Registration Statement relates to be issued pursuant to the Plan, as amended as of August 2001. The contents of the Prior Registration Statement, including all exhibits thereto, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the attached Exhibit Index that follows the signature page of this Registration Statement, which is incorporated by reference.

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SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, State of California, on this 15th day of January, 2004.

Reading International, Inc.
By:	/s/ Andrzej J. Matyczynski Andrzej J. Matyczynski Chief Financial Officer

POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrzej J. Matyczynski such person’s true and lawful attorney-in-fact and agent, with full power of substitution, to sign on such person’s behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James J. Cotter James J. Cotter	Chairman of the Board and Chief Executive Officer	January 15, 2004

/s/ Eric Barr Eric Barr	Director	January 15, 2004

/s/ James J. Cotter, Jr. James J. Cotter, Jr.	Director	January 15, 2004

/s/ Margaret Cotter Margaret Cotter	Director	January 15, 2004

/s/ Gerard P. Laheney Gerard P. Laheney	Director	January 15, 2004

/s/ William C. Soady William C. Soady	Director	January 15, 2004

/s/ Alfred Villaseñor, Jr. Alfred Villaseñor, Jr.	Director	January 15, 2004

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	1999 Stock Option Plan of Reading International, Inc., as amended.
5.1	Opinion of Kummer Kaempfer Bonner & Renshaw with respect to the securities being registered.
23.1	Consent of Kummer Kaempfer Bonner & Renshaw (contained in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
24.1	Power of attorney (contained on the signature page hereto).

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